                                                                     Exhibit 4.2


                                      GRANT
                                       OF
                               REGISTRATION RIGHTS
                                       OF
                         COMMON STOCK AND WARRANT STOCK
                                       BY
                        MARCH MOTORS INTERNATIONAL, INC.

            WHEREAS, March Motors International, Inc., a Minnesota corporation ("March"), and Norton Motorcycles Limited, a company incorporated under the laws of Great Britain ("Norton") have entered into an Asset Purchase Agreement dated March 15, 1998 (the "Asset Purchase Agreement"); and

            WHEREAS, a portion of the purchase price to be paid by March under such agreement is to be paid by delivery to Norton (or its nominees, as the case may be) of: (i) a certain number of shares of common stock of March, par value $.01 per share ("Common Stock"), as provided in Paragraph 2 of the Asset Purchase Agreement; and (ii) certain warrants to acquire 550,000 additional shares of Common Stock, exercisable at $3.00 per share (the "Warrants"); and

            WHEREAS, such shares of Common Stock issued to Norton pursuant to the Asset Purchase Agreement or which may be acquired upon exercise of the Warrants will be "restricted securities"; and

            WHEREAS, as a condition of closing of the transactions contemplated by the Asset Purchase Agreement, March has agreed to grant to Norton (or its nominees) certain registration rights with respect to some of the shares of Common Stock to be issued pursuant to the Asset Purchase Agreement and all shares of Common Stock to be acquired upon exercise of the Warrants; and

            WHEREAS, Pursuant to the Asset Purchase Agreement, Norton has the right to assign its shares of the Company to nominees of Norton's choosing; and

            WHEREAS, Norton has assigned a certain number of the "Registrable Shares" (as defined below) to Cataract N.V., a Netherlands Antilles company ("Cataract")and Global Coin Corporation, a British Columbia company ("Global");

            NOW, THEREFORE, it is hereby agreed as follows:

AGREEMENT

     1.)         Definitions.

     (a) As used herein, "Registrable Shares" shall mean 495,000 and 55,000 shares of the Common Stock issued to Cataract and Global (or their respective assignees), respectively, at the Closing, and any and all shares of Common Stock issuable to Cataract or Global (or their respective assignees) upon exercise of the Warrants, which shares (i) have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and

     (ii) are not eligible for resale by the holder thereof pursuant to Rules 144(k) (or any successor provision thereto).

     (b) The determination of a "majority of Registrable Shares" or similar term used herein shall be made by reference to the 550,000 shares issued to Cataract and Global pursuant to the Asset Purchase Agreement and having rights hereunder, together with shares issued or issuable to Cataract and Global (or their respective assignees) upon exercise of the Warrants, computed by reference only to all such shares as a single group but without reference to any other shares of March which may have, either at Closing or thereafter, registration rights.

     (c) All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

     2.)         Required Registration.

     (a) Following a registration relating to an initial public offering (an "Initial Public Offering") of March's equity securities under Section 5 of the Securities Act and upon request of holders of at least a majority of Registrable Shares March shall prepare and file a registration statement under the Securities Act covering the Registrable Shares which are the subject of such requests and shall use its best efforts to cause such registration statements to become effective; provided, however:

                 (1) All Registrable Shares covered by such registration statement shall be converted into Common Stock prior to effectiveness of such registration statement;

                 (2) March shall not be obligated to cause a registration statement to become effective prior to ninety (90) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

                 (3) March shall not be obligated to prepare and file such registration statement until March becomes eligible to use Securities Act Form S-3 or until twenty-four (24) months following the effective date of the registration statement for the Initial Public Offering, whichever first occurs; and

                 (4) March shall not be obligated to effect more than one such registration pursuant to which the holders of Registrable Shares have been provided with the opportunity to register their Registrable Shares under this Section 2, such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold.

     (b) Upon the receipt of a request from holders of Registrable Shares described in Section 2(a), March shall promptly give written notice to all other record holders of Registrable Shares that such registration is to be effected. March shall include in such


                                       2.

     registration statement such Registrable Shares for which is has received written requests to register by such other record holders within fifteen
     (15) days after March's written notice to such other record holders.

     (c) In the event that the holders of a majority of Registrable Shares for which registration has been requested pursuant to this Section determine for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the Securities and Exchange Commission (the "Commission"), and such holders thereafter request March to withdraw such registration statement, the holders of such Registrable Shares agree to bear their own expenses incurred in connection therewith and to reimburse March for the expenses incurred by it attributable to such registration statement, and in such event, the holders of such Registrable Shares shall not be deemed to have exercised their right to require March to register Registrable Shares pursuant to this Section 2.

     3.)         Incidental Registration.

     (a) If March shall determine to register any of its equity securities pursuant to a registration statement to be filed with the Commission on or prior to August 15, 1999, either for its own account or the account of a security holder or holders, other than: (i) March's Initial Public Offering; (ii) a registration relating solely to employee benefit plans; or (iii) a registration solely to effect a business combination pursuant to Rule 145 promulgated under the Securities Act, March shall:

                 (1) promptly give to each record holder of Registrable Shares written notice thereof; and

                 (2) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests, made within fifteen (15) days after March's written notice to record holders of Registrable Shares; provided, however, that all such Registrable Shares to be so registered shall be converted into Common Stock prior to sale pursuant to such registration statement, and that for purposes of this sentence, "best efforts" shall not require March to reduce the amount of sale price of the securities it proposes to distribute for its own account.

     (b) If any registration pursuant to this section shall be underwritten in whole or in part, March may require that the Registrable Shares requested for inclusion pursuant to this Section 3 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters (including, without limitation, provisions requiring indemnification differing from or in addition to the provisions requiring indemnification hereunder). In addition, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Shares to be included in the registration and underwriting. In such event, March shall so advise all

                                       3.

     holders of Registrable Shares which would otherwise be registered and underwritten pursuant hereto, and the number of shares of securities that may be included in the registration and underwriting shall be allocated among all holders of Registrable Shares requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Shares originally requested by such holders to be included in the registration statement. Those securities which are thus excluded from the underwritten public offering, and any other Common Stock owned by such holders, shall be withheld from the market by the holders thereof for a period, not to exceed one hundred eighty (180) days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

     (c) If any holder of Registrable Shares to be included disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to March and the managing underwriter. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     (d)         March  shall  have  the  right to  terminate  or  withdraw  any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any holder of Registrable Shares has elected to include securities in such registration.

     4.)         Registration  Procedures.  If and whenever March is required by the provisions of Section 2 or Section 3 of this Grant to effect the registration of any Registrable Shares under the Securities Act, March will:

     (a) Prepare and file with the Commission a registration statement with respect to such Registrable Shares, and with respect to a registration under Section 2, use its best efforts to cause such registration statement to become and remain effective for a period of twelve (12) months or such lesser time if all such Registrable Shares have been sold pursuant to such registration statement;

     (b) With respect to registrations under Section 2, prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least twelve (12) months or such lesser time if all such Registrable Shares have been sold pursuant to such registration statement;

     (c) Furnish to the security holders participating in such registration and to the underwriters of the Registrable Shares being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such security holders and underwriters may reasonably request in order to facilitate the public offering of such Registrable Shares;

`    (d)         Use its best  efforts to register  or qualify  the  Registrable
     Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within ten (10) days following the original filing of such registration statement, except that March shall not for any purpose

                                       4.

     be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

     (e) Notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

     (f) Prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when the prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     5.)         Expenses.  With respect to any registration  requested pursuant to Section 2 (except as otherwise provided in such section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of securities in a registration statement pursuant to Section 3, March shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for March, fees and disbursements of counsel for the underwriter or underwriters of such securities (if March is required by the underwriter or underwriters to bear such fees and disbursements), all internal Company expenses, the premiums and other costs of policies of insurance of March against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes for selling security holders and any other expenses incurred by the selling holders not expressly included above shall be borne by the selling security holders.

     6.)         Indemnification.

     (a) March will indemnify each holder of Registrable Shares to be included in a registration pursuant to Section 2 or 3 hereof, each of its officers, directors and partners and such holder's legal counsel and independent accountants, and each person controlled by or controlling such holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to Section 2 or 3 hereof, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification

                                       5.

     or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by March of the Securities Act or the Securities Exchange Act of 1934, as amended, or securities act of any state or any rule or regulation thereunder, and relating to action or inaction required by March in connection with any such registration, qualification or compliance, and will reimburse each such holder, each of its officers, directors and partners and such holder's legal counsel and independent accountants, and each person controlled by or controlling such holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that March will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to March by an instrument duly executed by such holder or underwriter and stated to be specifically for use therein; and provided, further, that March will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of March's failure to provide such prospectus (as amended or supplemented).

     (b) Each holder will, if shares held by such holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify March, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of March's securities covered by such a registration statement, each person who controls March or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers, directors and partners and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse March, such holders, such directors, officers, legal counsel, independent accounts, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such

                                       6.

     registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to March by an instrument duly executed by such holder and stated to be specifically for use therein; provided, however, that the obligations of such holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such holder of shares to be registered sold as contemplated herein.

     (c) Each party entitled to indemnification under this section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting thereof, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of March, 1998.

                                             MARCH:
                                             MARCH MOTORS INTERNATIONAL, INC.



                                             By: /s/ Joseph Novogratz
                                                --------------------------------
                                                      Its: Chairman


                                             CATARACT:
                                             CATARACT, N.V.,



                                             By: /s/ W. J. Langeveld
                                                --------------------------------
                                                      Its: Managing Director


                                             GLOBAL:
                                             GLOBAL COIN CORPORATION,



                                             By: /s/ Roberto Aquilini
                                                --------------------------------
                                                      Its: President